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                                                                    Exhibit 23.1

                       [ARTHUR ANDERSEN LLP LETTERHEAD]

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


Household Finance Corporation:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 relating to the offering of up to $10,000,000,000 of Debt Securities and Warrants to Purchase Debt Securities, to be filed with the Securities and Exchange Commission on or about March 24, 2000, of our report dated January 14, 2000, included in Household Finance Corporation's Form 10-K for the year ended December 31, 1999, and to all references to our Firm included in this registration statement.


/S/ ARTHUR ANDERSEN LLP

Chicago, Illinois
March 24, 2000